UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2026

AMC ROBOTICS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41574	41-3041844
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12 East 49th Street, Suite 1805

New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(734) 709-5127

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AMCI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 1, 2026, the board of directors of AMC Robotics Corporation (the “Company”) appointed Ang Li as Chief Technology Officer. Mr. Li has served as an Assistant Professor in the University of Maryland’s Department of Electrical and Computer Engineering department since August 2023. From August 2022 to August 2023, Mr. Li was a research associate at Qualcomm AI Research. Prior to this, Mr. Li was a research intern at Alibaba DAMO Academy. Mr. Li has written several articles relating to computer science and has been honored on numerous occasions for such articles. Mr. Li received a B.S. from Henan University, a M.E. from Peking University, a M.S. and Ph.D. from the University of Arkansas and a Ph.D. from Duke University.

On October 1, 2026, the Company issued a press release announcing Mr. Li’s appointment. A copy of the press release is included as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2026	AMC ROBOTICS CORPORATION

	By:	/s/ Min Ma
	Name:	Min Ma
	Title:	VP, Finance